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                                                                     EXHIBIT 5.1


                    KEGLER, BROWN, HILL & RITTER CO., L.P.A.
                        65 EAST STATE STREET, SUITE 1800
                            COLUMBUS, OHIO 43215-4294
                                 (614) 462-5400


                                September 3, 1998


Marcum Natural Gas Services, Inc.
1675 Broadway
Suite 2150
Denver, Colorado   80202

         Re:      Marcum Natural Gas Services, Inc.
                  Registration Statement on Form S-3
                  Registration No. 333-60925

Gentlemen:

         We have acted as counsel to Marcum Natural Gas Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (Registration No. 333-60925), as amended (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the issuance by the Company of up to 931,802 shares (the "Warrant Shares") of Common Stock, par value $.01 per share (the "Common Stock") upon the exercise of 931,802 warrants to purchase shares of Common Stock (the "Warrants"), and (ii) the resale by American Meter Software Corporation, a West Virginia corporation (the "Selling Securityholder"), of up to 155,081 Warrants (the "Selling Securityholder Warrants").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Restated Certificate of Incorporation, as amended, (ii) the Company's By-Laws, as amended, (iii) the Registration Statement, (iv) the form of the Warrant Agency Agreement to be entered into between the Company and American Securities Transfer & Trust, Inc., as warrant agent (the "Warrant Agreement"), (v) specimen certificates evidencing the Warrant Shares and the Warrants, (vi) resolutions adopted by the Board of Directors of the Company relating to, among other things, the Warrant Shares, the Warrants and the Registration Statement, and
(vii) such other documents, instruments, agreements and certificates as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion.

         In our examination of the documents referred to above, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity and completeness of the originals of such latter documents. As to any fact material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers,


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employees and representatives of the Company, of public officials and of others without independent verification of the facts set forth therein.

         For purposes of this opinion, we have assumed that the Warrant Agreement will be valid and binding on the Warrant Agent and enforceable against the Warrant Agent in accordance with its terms.

         Based upon and subject to the foregoing and the further qualifications and limitations set forth below, we are of the opinion that:

         1. The Warrant Shares have been duly authorized by the Company and duly reserved for issuance by the Company and, when issued and sold by the Company upon exercise of the Warrants against receipt of payment in full therefor and otherwise in accordance with the terms and conditions of the Warrant and the Warrant Agreement, will be legally and validly issued, fully paid and nonassessable.

         2. The Warrants, when issued and delivered by the Company in accordance with the terms of the Warrant Agreement, and the Selling Securityholder Warrants, when sold by the Selling Securityholder as described in the Registration Statement, will be valid and binding obligations of the Company entitled to the lenders of the Warrant Agreement and will be enforceable against the Company in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be legally and validly issued, fully paid and nonassessable.

         In rendering the opinion above, we have assumed that (i) the certificates representing the Warrant Shares and the Warrants will conform to the specimens thereof examined by us, (ii) upon issuance of the Warrants pursuant to the Warrant Agreement, the Company will have a sufficient number of authorized but unissued shares of Common Stock not restricted for other purposes to permit the issuance of the Warrant Shares, (iii) no changes occur in the applicable law or pertinent facts, and (iv) the Company has complied, and during the term of the Warrants will continue to comply, with all applicable state securities laws.

         We are admitted to practice law in the State of Ohio. This opinion is limited to the Federal laws of the United States of America and the General Corporation Law of the State of Delaware in effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the issuance of the Warrant Shares and the Warrants, the resale of the Selling Securityholder Warrants and the filing of the Registration Statement and any amendments thereto. This opinion may not be furnished to or relied upon by any other person or entity for any purpose or assigned, quoted or otherwise used without our prior written consent. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. We express no opinion herein with respect to the meaning, interpretation, validity, binding nature or enforceability of the Warrant Agreement or any contract, agreement, instrument or other document entered into pursuant to the Warrant Agreement.



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         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters". In giving such consent, however, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ KEGLER, BROWN, HILL & RITTER CO., L.P.A.

                                   KEGLER, BROWN, HILL & RITTER CO, L.P.A.